Exhibit 99.1

RECENT DEVELOPMENTS

Results of Operations

For the three months ended December 31, 2011, the Company reported net income available to common shareholders of $3.0 million, or $0.06 per diluted share, compared to $2.4 million, or $0.05 per diluted share, for the three months ended December 31, 2010. For the year ended December 31, 2011, the Company reported net income available to common shareholders of $19.3 million, or $0.38 per diluted share, compared to a net loss attributable to common shareholders of $14.5 million, or a net loss of $0.30 per diluted share, for the year ended December 31, 2010.

The Company’s net income (loss) available to common shareholders for the three months and year ended December 31, 2011 included a $6.9 million loss on the early extinguishment of indebtedness. The Company’s net income (loss) available to common shareholders for the year ended December 31, 2010 included non-cash impairment charges of approximately $40.6 million primarily relating to the Company’s condominium projects, offset by a net gain of $26.4 million related to the acquisition of all remaining interests in its Atlanta condominium project, adjacent land and infrastructure and the acquisition of the related construction loans.

Funds from Operations

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the Company’s financial performance. A reconciliation of FFO to GAAP net income is included in the financial data provided below.

FFO for the three months ended December 31, 2011 was $20.9 million, compared to $21.1 million for the three months ended December 31, 2010. FFO for the year ended December 31, 2011 was $93.7 million, compared to $59.3 million for the year ended December 31, 2010.

The Company’s reported FFO for the three months and year ended December 31, 2011, included the loss on early extinguishment of indebtedness of $6.9 million discussed above. The Company’s reported FFO for the year ended December 31, 2011 also included costs related to the redemption of the Company’s Series B preferred stock of $1.8 million. The Company’s reported FFO for the year ended December 31, 2010 included the non-cash impairment charges discussed above of $40.6 million, offset by the net gain discussed above totaling $26.4 million, resulting in total net charges included in FFO of $14.2 million.

Mature (Same Store) Community Data

Total revenues for the mature (same store) communities increased 7.4% and total operating expenses increased 3.1% during the fourth quarter of 2011, compared to the fourth quarter of 2010, resulting in a 10.1% increase in same store net operating income (“NOI”). The average monthly rental rate per unit increased 5.8% during the fourth quarter of 2011, compared to the fourth quarter of 2010. Average economic occupancy at the Company’s 46 mature (same store) communities, containing 16,688 apartment units, was 96.1% and 95.1% for the fourth quarter of 2011 and 2010, respectively.

Total revenues for the Company’s mature (same store) communities increased 5.6% and total operating expenses increased 0.6% during 2011, compared to 2010, resulting in a 9.1% increase in same store NOI. The average monthly rental rate per unit increased 4.2% for 2011, compared to 2010. For the year ended December 31, 2011, average economic occupancy at the Company’s mature communities was 95.9%, compared to 95.2% for the year ended December 31, 2010.

Development and Acquisition Activity

In the aggregate, the Company has 1,568 units in five apartment communities, and approximately 37,567 square feet of retail space, under development with a total estimated cost of $272.1 million.

The Company currently expects to initially fund future estimated construction expenditures primarily by utilizing available borrowings under its unsecured revolving lines of credit and utilizing net proceeds from on-going condominium sales and its at-the-market common equity sales program.

In December 2011, the Company acquired Post Katy Trail™, a 227-unit apartment community located in Uptown Dallas, Texas for a purchase price of $48.5 million. The community was completed in 2010, and also includes 9,080 square feet of retail space that is 100% leased.

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At-the-Market Common Equity Activity

The Company has an at-the-market common equity program for the sale of up to 4 million shares of common stock. The Company expects to use this program as an additional source of capital and liquidity, to maintain the strength of its balance sheet and to fund its planned investment activities. Sales under this program will be dependent upon a variety of factors, including, among others, market conditions, the trading price of the Company’s common stock and potential use of proceeds. During the fourth quarter of 2011, the Company sold 1,087,200 shares, at an average gross price per share of $41.29, producing net proceeds of $43.9 million. During 2011, the Company sold 3,408,687 shares, at an average gross price per share of $40.67, producing net proceeds of $135.7 million. The Company has approximately 550,000 shares remaining for issuance under this program.

Forward Looking Statements

Certain statements made in this disclosure may constitute “forward–looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward–looking statements within the meaning of these laws. Management believes that these forward–looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward–looking statement, whether as a result of future events, new information or otherwise.

All forward–looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Important risk factors regarding the Company are included in the filings the Company makes from time to time with the Securities and Exchange Commission (“SEC”), including the risk factors under the caption “Risk Factors” in the Company’s Annual Report on Form 10–K for the period ended December 31, 2010 and other risk factors as may be discussed in subsequent filings with the SEC. These risk factors could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward looking statements. All such risk factors are specifically incorporated by reference into this disclosure.

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SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Revenues
Rental	$73,319	$68,193	$286,518	$268,090
Other property revenues	4,198	3,858	17,880	16,053
Other	232	218	918	995

Total revenues	77,749	72,269	305,316	285,138

Expenses
Property operating and maintenance (exclusive of items shown separately below)	31,969	31,014	132,410	131,378
Depreciation	18,880	18,760	75,263	74,497
General and administrative	3,768	3,873	16,100	16,443
Investment and development	148	566	1,161	2,415
Other investment costs	157	589	1,435	2,417
Impairment losses	—	—	—	35,091

Total expenses	54,922	54,802	226,369	262,241

Operating income	22,827	17,467	78,947	22,897
Interest income	39	86	1,021	841
Interest expense	(13,672)	(15,793)	(56,791)	(54,613)
Amortization of deferred financing costs	(712)	(890)	(2,797)	(2,987)
Net gains on condominium sales activities	1,757	3,842	10,514	6,161
Equity in income (loss) of unconsolidated real estate entities, net	211	185	1,001	18,739
Other income (expense), net	389	(603)	619	(874)
Net gain (loss) on extinguishment of indebtedness	(6,919)	—	(6,919)	2,845

Net income (loss)	3,920	4,294	25,595	(6,991)
Noncontrolling interests - consolidated real estate entities	(11)	27	(67)	(20)
Noncontrolling interests - Operating Partnership	(8)	(9)	(62)	51

Net income (loss) available to the Company	3,901	4,312	25,466	(6,960)
Dividends to preferred shareholders	(922)	(1,871)	(4,455)	(7,503)
Preferred stock redemption costs	—	—	(1,757)	(44)

Net income (loss) available to common shareholders	$2,979	$2,441	$19,254	$(14,507)

Per common share data - Basic
Net income (loss) available to common shareholders	$0.06	$0.05	$0.38	$(0.30)

Weighted average common shares outstanding - basic	52,076	48,592	50,420	48,483

Per common share data - Diluted
Net income (loss) available to common shareholders	$0.06	$0.05	$0.38	$(0.30)

Weighted average common shares outstanding - diluted	52,435	48,907	50,808	48,483

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FUNDS FROM OPERATIONS

(In thousands)

(Unaudited)

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of funds from operations (“FFO”). FFO is defined by NAREIT as net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO is a supplemental non-GAAP financial measure. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

The Company also uses FFO as an operating measure. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, management believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on the Company’s consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

FFO should not be considered as an alternative to net income available to common shareholders (determined in accordance with GAAP) as an indicator of the Company’s financial performance. While management believes that FFO is an important supplemental non-GAAP financial measure, management believes it is also important to stress that FFO should not be considered as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity. Further, FFO is not necessarily indicative of sufficient cash flow to fund all of the Company’s needs or ability to service indebtedness or make distributions.

A reconciliation of net income (loss) available to common shareholders to FFO available to common shareholders and unitholders was as follows.

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net income (loss) available to common shareholders	$2,979	$2,441	$19,254	$(14,507)
Noncontrolling interests - Operating Partnership	8	9	62	(51)
Depreciation on consolidated real estate assets	18,538	18,313	73,878	72,663
Depreciation on real estate assets held in unconsolidated entities	363	357	1,447	1,422
Gains on sales of condominiums	(1,757)	(3,842)	(10,514)	(6,161)
Incremental gains (losses) on condominium sales (1)	780	3,842	9,537	5,898

Funds (deficit) from operations available to common shareholders and unitholders (2)	$20,911	$21,120	$93,664	$59,264

Weighted average shares outstanding - basic	52,238	48,802	50,582	48,690
Weighted average shares and units outstanding - basic	52,395	48,973	50,746	48,861
Weighted average shares outstanding - diluted (3)	52,597	49,117	50,970	48,839
Weighted average shares and units outstanding - diluted (3)	52,754	49,288	51,134	49,010

(1)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds from the sale of condominium homes exceeds the greater of their fair value or net book value as of the date the property is acquired by its taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under generally accepted accounting principles.
(2)	FFO for the three months and year ended December 31, 2011, included a loss on the early extinguishment of indebtedness of $6,919. FFO for the year ended December 31, 2011, also included $1,757 of preferred stock redemption costs. FFO for the year ended December 31, 2010 included non-cash impairment charges of $40,583 and net debt extinguishment gains of $26,441.
(3)	Diluted weighted average shares and units include the impact of dilutive securities totaling 359 and 315 for the three months and 388 and 149 for the years ended December 31, 2011 and 2010, respectively. The dilutive securities for the year ended December 31, 2010 were antidilutive to the computation of income (loss) per share, as the Company reported a net loss attributable to common shareholders for this period under GAAP. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 162 and 211 for the three months and 162 and 206 for the years ended December 31, 2011 and 2010, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income (loss) per share computations under GAAP using the “two-class method.”

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MATURE (SAME STORE) COMMUNITY DATA

(In thousands)

(Unaudited)

The Company defines mature communities as those which have reached stabilization prior to the beginning of the previous year. For the 2011 to 2010 comparison, mature communities are defined as those communities which reached stabilization prior to January 1, 2010. This portfolio consisted of 46 communities with 16,688 units, including 13 communities with 5,407 units (32.4%) located in Atlanta, Georgia, 12 communities with 3,797 units (22.8%) located in Dallas, Texas, 5 communities with 1,905 units (11.4%) located in the greater Washington D.C. metropolitan area, 4 communities with 2,111 units (12.6%) located in Tampa, Florida, 4 communities with 1,388 units (8.3%) located in Charlotte, North Carolina and 8 communities with 2,080 units (12.5%) located in other markets. The operating performance of these communities was as follows:

	Three months ended December 31,			Year ended December 31,
	2011	2010	% Change	2011	2010	% Change

Rental and other revenues	$66,944	$62,334	7.4%	$261,854	$247,856	5.6%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,553	23,823	3.1%	102,309	101,684	0.6%

Same store net operating income (1)	$42,391	$38,511	10.1%	$159,545	$146,172	9.1%

Capital expenditures (2)
Annually recurring:
Carpet	$701	$662	5.9%	$3,050	$2,823	8.0%
Other	2,677	2,731	(2.0)%	11,788	9,327	26.4%

Total annually recurring	3,378	3,393	(0.4)%	14,838	12,150	22.1%
Periodically recurring	2,446	2,162	13.1%	6,509	14,965	(56.5)%

Total capital expenditures (A)	$5,824	$5,555	4.8%	$21,347	$27,115	(21.3)%

Total capital expenditures per unit (A ÷ 16,688 units)	$349	$333	4.8%	$1,279	$1,625	(21.3)%

Average economic occupancy (3)	96.1%	95.1%	1.0%	95.9%	95.2%	0.7%

Average monthly rental rate per unit (4)	$1,307	$1,235	5.8%	$1,275	$1,224	4.2%

(1)	Net operating income of stabilized communities is a supplemental non-GAAP financial measure. The Company believes that the line on the Company’s consolidated statement of operations entitled “Net income (loss)” is the most directly comparable GAAP measure to net operating income. See footnote 5 below for a reconciliation of property net operating income to GAAP net income (loss). The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, operating segment groupings and individual properties. Additionally, the Company believes that net operating income, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community.
(2)	A reconciliation of these segment components of property capital expenditures to total annually recurring and periodically recurring and total capital expenditures as presented in the consolidated statements of cash flows prepared under GAAP is detailed below.

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Annually recurring capital expenditures by operating segment
Fully stabilized	$3,378	$3,393	$14,838	$12,150
Communities stabilized during 2010	139	150	317	236
Other segments	109	100	449	286

Total annually recurring capital expenditures	$3,626	$3,643	$15,604	$12,672

Periodically recurring capital expenditures by operating segment
Fully stabilized	$2,446	$2,162	$6,509	$14,965
Communities stabilized during 2010	190	13	386	61
Other segments	373	433	1,557	1,374

Total periodically recurring capital expenditures	$3,009	$2,608	$8,452	$16,400

Total revenue generating capital expenditures	$813	$395	$2,067	$665

Total property capital expenditures per statements of cash flows	$7,448	$6,646	$26,123	$29,737

The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining same store communities. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, and commercial properties in addition to same store information. Therefore, the Company believes that its presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures.”

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(3)	Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rental rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.4% and 94.0% for the three months and 95.1% and 94.0% for the year ended December 31, 2011 and 2010, respectively. For the three months ended December 31, 2011 and 2010, net concessions were $289 and $469, respectively, and employee discounts were $182 and $185, respectively. For the year ended December 31, 2011 and 2010, net concessions were $1,338 and $2,383, respectively, and employee discounts were $732 and $739, respectively.
(4)	Average monthly rental rate is defined as the average of the gross actual rental rates for leased units and the average of the anticipated rental rates for unoccupied units, divided by total units.
(5)	A reconciliation of property net operating income to GAAP net income (loss) is detailed below.

	Three months ended		Year ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Total same store NOI	$42,391	$38,511	$159,545	$146,172
Property NOI from other operating segments	3,157	2,526	12,443	6,593

Consolidated property NOI	45,548	41,037	171,988	152,765

Add (subtract):
Interest income	39	86	1,021	841
Other revenues	232	218	918	995
Depreciation	(18,880)	(18,760)	(75,263)	(74,497)
Interest expense	(13,672)	(15,793)	(56,791)	(54,613)
Amortization of deferred financing costs	(712)	(890)	(2,797)	(2,987)
General and administrative	(3,768)	(3,873)	(16,100)	(16,443)
Investment and development	(148)	(566)	(1,161)	(2,415)
Other investment costs	(157)	(589)	(1,435)	(2,417)
Impairment losses	—	—	—	(35,091)
Gains on condominium sales activities, net	1,757	3,842	10,514	6,161
Equity in income of unconsolidated real estate entities, net	211	185	1,001	18,739
Other income (expense), net	389	(603)	619	(874)
Net gain (loss) on extinguishment of indebtedness	(6,919)	—	(6,919)	2,845

Net income (loss)	$3,920	$4,294	$25,595	$(6,991)

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2011	December 31, 2010

	(Unaudited)
Assets
Real estate assets
Land	$299,720	$285,005
Building and improvements	2,085,929	2,028,580
Furniture, fixtures and equipment	251,663	240,614
Construction in progress	94,981	25,734
Land held for future development	55,396	72,697

	2,787,689	2,652,630
Less: accumulated depreciation	(767,017)	(692,514)
For-sale condominiums	54,845	82,259

Total real estate assets	2,075,517	2,042,375
Investments in and advances to unconsolidated real estate entities	7,344	7,671
Cash and cash equivalents	13,084	22,089
Restricted cash	5,126	5,134
Deferred financing costs, net	6,381	5,670
Other assets	31,612	31,840

Total assets	$2,139,064	$2,114,779

Liabilities and equity
Indebtedness	$970,443	$1,033,249
Accounts payable, accrued expenses and other	72,102	66,977
Investments in unconsolidated real estate entities	15,945	15,384
Dividends and distributions payable	11,692	9,814
Accrued interest payable	5,185	5,841
Security deposits and prepaid rents	9,334	10,027

Total liabilities	1,084,701	1,141,292

Redeemable common units	6,840	6,192

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 0 and 1,983 shares issued and outstanding at December 31, 2011 and 2010, respectively	—	20
Common stock, $.01 par value, 100,000 authorized:
53,002 and 48,926 shares issued and 52,988 and 48,913 shares outstanding at December 31, 2011 and 2010, respectively	530	489
Additional paid-in-capital	1,053,612	965,691
Accumulated earnings	—	4,577
Accumulated other comprehensive income (loss)	(2,633)	—

	1,051,518	970,786

Less common stock in treasury, at cost, 113 and 108 shares at December 31, 2011 and 2010, respectively	(4,000)	(3,696)

Total Company shareholders’ equity	1,047,518	967,090
Noncontrolling interests - consolidated property partnerships	5	205

Total equity	1,047,523	967,295

Total liabilities and equity	$2,139,064	$2,114,779

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CONSOLIDATED DEBT SUMMARY

(In thousands)

(unaudited)

Indebtedness

At December 31, 2011 and 2010, the Company’s indebtedness consists of the following:

Description	Payment Terms	Interest Rate	Maturity Date	December 31, 2011	December 31, 2010

Senior Unsecured Notes	Int.	4.75% - 6.30% (1)	2012-2017 (1)	$375,775	$385,412
Unsecured Lines of Credit	N/A	LIBOR + 2.30% (2)	2014 (2)	135,000	—
Secured Mortgage Notes	Prin. and Int.	4.88% - 6.09%	2013-2019 (3)	459,668	647,837

Total				$970,443	$1,033,249

(1)	Senior unsecured notes totaling approximately $95,684 mature in 2012. The remaining unsecured notes mature between 2013 and 2017.
(2)	Represents stated rate. At December 31, 2011, the weighted average interest rate was 2.60%. The Company refinanced its lines of credit in January 2012, at which time the stated rate was reduced to LIBOR + 1.40%.
(3)	There are no scheduled maturities of secured notes in 2012. These notes mature between 2013 and 2019.

Debt maturities

A schedule of the aggregate maturities of the Company’s indebtedness at December 31, 2011 is provided below.

2012	$100,104
2013	186,606
2014	138,961	(1)
2015	124,205	(2)
2016	4,418
Thereafter	416,149

	$970,443

(1)	Includes $135,000 outstanding on unsecured lines of credit maturing in 2014. In January 2012, the lines of credit were refinanced and the maturity date was extended to 2016.
(2)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.

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